Exhibit 99.1

VAPE Holdings Acquires BetterChem

Adds Industrial Chemistry and Product Development to Core Consulting Services

Improves Position for Opportunities in Essential Oils

Chatsworth, CA -- (ACCESSWIRE) – July 1, 2015 – VAPE Holdings, Inc. (VAPE) (the “Company” or “VAPE”), a holding company focused on providing healthy, efficient, and sustainable products to lawfully operating participants in the legal cannabis industry, is pleased to announce that it has acquired control and 80% of the equity of Pennsylvania-based BetterChem Consulting, Inc. (“BetterChem”) in exchange for restricted common stock, and for other share-based consideration based on performance over the next two years.

“BetterChem is a very important addition to the VAPE family of companies for the worldwide opportunities in essential oils that BetterChem has in its business base today, and also for the many synergistic opportunities for expansion drawn from combining the strengths of BetterChem into VAPE’s unique areas of expertise,” stated Kyle Tracey, Chief Executive Officer of VAPE.

“VAPE expects to quickly expand BetterChem’s consulting services into cannabinoid research and product development, to the benefit of our clients and shareholders alike. Additional announcements will be made as existing clients are transitioned and new client relationships are contracted,” added Mr. Tracey.

Started in 2013 by Dr. Mark A. Scialdone following a distinguished career with E.I. DuPont de Nemours, the recently appointed Chief Science Officer of VAPE, BetterChem currently provides a wide range of chemistry consulting services in the US and overseas in plant essential oil extraction and refinement for use personal care products.

“BetterChem has worked with both small and large companies across the globe to deliver better and sustainable products and processes,” said Dr. Scialdone. “I am confident that this acquisition will provide a unique advantage to deliver value-added solutions for our clients,” added Dr. Scialdone.

The acquisition by VAPE was accomplished with an exchange of 250,000 restricted common shares of VAPE in exchange for 80% of the issued and outstanding shares of BetterChem. The share exchange agreement provides for additional share based incentives depending on revenues achieved by BetterChem over the next two years.

About Vape Holdings, Inc.

VAPE Holdings, Inc. focuses on designing, marketing, and distributing various vaporization products and provides management, consulting, branding, real estate and compliant packaging solutions to lawfully operating participants in the legal cannabis industry. The company offers medical and food grade ceramic products primarily under the HIVE Ceramics brand throughout North America, Europe and South America. HIVE offers a nonporous, non-corrosive, chemically inert ceramic vaporization element, which can be used for a range of applications, including stand-alone vaporization products and electronic cigarettes. The company is based in Chatsworth, California.

For more information on HIVE Ceramics and to visit our e-commerce site, please visit: http://www.hiveceramics.com

From time to time, VAPE Holdings will provide market updates and news via its website http://www.vapeholdings.com/ or the Company's Facebook page at http://on.fb.me/1d5c7iO

Cautionary Language Concerning Forward-Looking Statements

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance.  The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved.  Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for VAPE Holdings’ products, the introduction of new products, the Company's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in VAPE Holdings’ filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include statements regarding future sales, costs and market acceptance of products as well as regulatory actions at the State or Federal level.  For a more detailed description of the risk factors and uncertainties affecting VAPE Holdings please refer to the Company’s Securities and Exchange Commission filings, which are available at www.sec.gov.  VAPE Holdings undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Investor Relations:

Hayden IR

hart@haydenir.com

917-658-7878

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